                                                                     EXHIBIT 2.1

                    ACQUISITION AND STOCK EXCHANGE AGREEMENT

         This Acquisition and Stock Exchange Agreement ("Agreement") is made on this 15th day of May, 2000, by and between Toups Technology Licensing, Inc. ("TTL"), a Florida corporation, and John Stanton ("Stanton"), individually, and as agent and attorney-in-fact for Ralph Hughes ("Hughes"), Joel Perlman, Trustee for the Michigan Trust ("Trust"), and Frank Redmond ("Redmond") (all of whom are collectively referred to herein as "Other Shareholders").

                                R E C I T A L S:

         A. TTL is a technology development and licensing company. TTL has expended substantial funds to develop and commercialize technology, including, but not limited to a shallow oil well recovery system known as the "BOR's Lift" and the development of patent pending processes for both solid and liquid waste recycling referred to herein as "Licensed Technologies".

         B. Stanton and the Other Shareholders own Octofoil International Group, Inc. ("Octofoil") and Strategic Acquisition Corporation ("SAC-1") These companies are Florida corporations that operate businesses, including, but not limited to recycling, environmental, demolition, scrap metal and related businesses. These companies, Stanton and the Other Shareholders have access to capital, lines of credit and other funding which may be needed by TTL.

         C. TTL is desirous of exchanging certain of its common shares for Stanton and the Other Shareholders shares in Octofoil and SAC-1. It is the parties' intention that this exchange be a tax free, stock for stock exchange pursuant to Section 368 and other relevant provisions of the Internal Revenue Code.

         D. At the conclusion of this transaction, it is the intention of the parties that Octofoil and SAC-1 will be wholly-owned subsidiaries of TTL and that Stanton and the Other Shareholders will own a significant potion of all issued and outstanding or potentially outstanding shares of TTL.

         E. In connection with this Agreement. John Stanton will become the Chief Executive Officer and TTL will be operated by the Directors and others set forth in Paragraph 10 hereof.

         F. The parties desire to enter into this Agreement to complete and effectuate the transaction described herein and to take such further action as may be necessary to conclude and complete the effectuation of this transaction and the parties intent.

         Therefore, in consideration of Ten ($10.00) Dollars, the mutual promises set forth herein and other good and valuable consideration, the parties hereby agree as follows:
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         1.  ACQUISITION OF OCTOFOIL AND SAC-1

         1.1 The Octofoil Shares and the SAC-1 Shares

         TTL does hereby acquire all issued and outstanding shares of Octofoil and SAC-1, from Stanton, Hughes,Trust and Redmond. In exchange for the acquisition of all issued and outstanding shares of SAC-1, TTL does hereby exchange and transfer to John Stanton 10,587,500 common shares of TTL, subject to a restrictive legend in the form annexed hereto as Exhibit "A" and does hereby exchange and transfer to Hughes 8,662,500 common shares of TTL, subject to a restrictive legend in the form annexed hereto as Exhibit "A", and does hereby exchange and transfer to Trust 5,000,000 common shares in the form annexed hereto as Exhibit "A" and does hereby exchange and transfer to Redmond 1,000,000 common shares in the form annexed hereto as Exhibit "A" and does hereby exchange and transfer to William J. Kardash 1,000,000 common shares of TTL, subject to a restrictive legend in the form annexed hereto as Exhibit "A" and does hereby exchange and transfer to Walter Holmich 250,000 common shares of TTL, subject to a restrictive legend in the form annexed hereto as Exhibit "A". All shares issued to Stanton and the Other Shareholders enjoy piggyback registration rights. Octofoil has elected to transfer its assets to SAC-1, in lieu of issuing shares and a copy of the Bill of Sale transferring all Octofoil's assets to SAC-1 is annexed hereto as Exhibit "B". Simultaneously herewith, Stanton and Hughes have endorsed all their shares in SAC-1, such shares being 100% of all issued and outstanding shares in favor of TTL and have authorized that these shares be re- registered and a certificate issued to TTL evidencing TTL's 100% ownership of SAC-1. A copy of this Stock Certificate is annexed hereto as Exhibit "C".

         1.2 Tax Free Exchange

         It is the parties' intention that the exchange of shares under this Agreement, pursuant to Sections 1.1, 1.2, and 1.3 are intended to be a tax free, stock for stock exchange within the meaning of Internal Revenue Code Section, including, but not limited to Section 368. Therefore, the parties agree that on their corporate and individual tax returns, they shall truthfully and completely characterize this transaction as an exchange and will cooperate and will file the individual or joint filing of all exchange disclosure forms, documents, instruments or other papers necessary to qualify and obtain tax free exchange treatment of the exchange shares.

         1.3 Amendment to TTL Articles

         TTL has executed Amended and Restated Articles of Incorporation authorizing the issuance of additional shares as contemplated and necessary to effectuate this Agreement to amend the corporate name so that the company will be named and known as Earth First Technologies, Inc. and such other amendments as are contained in the Amended and Restated Articles of TTL annexed hereto as Exhibit "D". TTL shall immediately file the Amended and Restated Articles with the Florida Secretary of State.

         1.4 Amendments to Octofoil and SAC-1 Articles

         Octofoil and SAC-1 have executed Amended and Restated Articles of Incorporation authorizing the issuance of additional shares as contemplated and necessary to effectuate this
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Agreement and such other amendments as are contained in the Amended and Restated
Articles of Octofoil are annexed hereto as Exhibit "E" and of SAC-1 annexed hereto as Exhibit "F". Octofoil and SAC-1 shall immediately file the Amended and Restated Articles with the Florida Secretary of State.

         1.5 Further Documentation

         The parties agree that the final structure and form of the transfers called for herein may be modified or altered as necessary to maximize the financial and tax treatment of the transactions for the parties, provided the consideration to be given by each party shall not be changed.

         2.  TTL WARRANTIES

         TTL and its wholly-owned subsidiaries represent, jointly and severally, as of the date hereof and as of the closing date, that:

          2.1  Organization

         TTL has been duly organized under the laws of the State of Florida and are valid existing and in good standing with requisite power and authority to own their properties and to transact the business in which they are now engaged. TTL is duly qualified to do business in each jurisdiction where they are required to be qualified in connection with their properties, businesses and operations. TTL possess all rights, licenses, permits and authorizations governmental or otherwise, necessary to entitle it to own or hold real, personal or intangible property and to transact the business in which it is now engaged.

         2.2  Proceedings

         TTL has taken all steps necessary to authorize the execution, delivery and performance of this Agreement, all exhibits which constitute agreements and all related documents or instruments. Copies of the resolutions of TTL's Board of Directors authorizing this Agreement and all related documents and instruments are annexed hereto as composite Exhibit "G". This Agreement and all related documents or instruments have been duly executed and delivered by or on behalf of TTL and constitutes legal, valid and binding obligations of TTL enforceable against it in accordance with their respective terms.

         2.3  No Conflicts

         The execution, delivery and performance of this Agreement and all related documents will not conflict or result in a breach of any terms or provisions of or constitute default under it, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of TTL, nor result in any violation of any statute, order, article of incorporation, bylaw, voting trust, SEC ruling or oversight, rule or regulation, Court, governmental, or administrative order or the requirements of any governmental agency or body having jurisdiction over TTL. Further, no administrative, Court, government body, regulatory, shareholder or other authorization or consent is required for the execution, delivery and performance of this Agreement by TTL.

         2.4  Litigation

         There are no actions, suits or proceedings at law or in equity, before a government tribunal, administrative agency, government agency or otherwise that is now pending or threatened by any person or entity, against TTL or its subsidiaries and to the best of TTL's knowledge, after diligent inquiry, there is no basis for any action, suit or proceeding that might affect TTL, its subsidiaries or their properties, except those matters expressly disclosed by name, content and posture on Exhibit "H" annexed hereto.

         2.5  Agreements

         TTL and its subsidiaries are not parties to any agreement or instrument subject to any restriction which is violated by entering into this Agreement or any restriction of any kind or nature that might materially and adversely affect TTL or its business, properties, assets, operations or conditions, financial or otherwise. TTL is not in default in any material respect in the performance, observation or fulfillment of any obligation, covenant, condition, representation (whether written or oral), of any contract or agreement made in favor of any other party, whether in writing or otherwise, except as disclosed on Exhibit "I", which exhibit shall also describe the terms of cure for any such defaults.

         2.6  Title

         TTL, directly or through wholly-owned subsidiaries, holds good, marketable and defeasible title and all rights to exploit the Licensed Technologies. By virtue of an Absolute Assignment, all such right, title and interest are vested in Etech and since the date of such Assignment, it has not been modified or altered and there is no written, oral, express, assumed or other understanding of any kind or nature to divest or alter Etech of its rights to the Licensed Technologies. Neither TTL nor its subsidiaries have placed any liens or other encumbrances against the Licensed Technologies nor have made any agreements with any other person or entity for license, use or exploitation of the Licensed Technologies which have not been terminated prior to or contemporaneously herewith. The Licensed Technologies are free and clear of all liens, claims or encumbrances of all third parties and entities, do not infringe on any other patents, licenses or intellectual property rights of third parties and are capable of being used without restriction.

         2.7  Financial Information

         TTL has delivered to Stanton and the Other Shareholders copies of its last two years audited financial statements and a balance sheet, profit and loss statement from the date of the last audit to March 31, 2000 and a copy of its most recent 10K filing, a copy of which is annexed hereto as Exhibit "J". Stanton and the Other Shareholders also have the right at all times to review all financial books and records of TTL. Stanton and the Other Shareholders have also
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been presented a detailed list of TTL's current outstanding actual and contingent liabilities, including accounts payable and TTL's schedule for payment of such liabilities. All financial information provided and annexed hereto are true, correct and complete in all material respects, accurately represent the financial condition of TTL as of the date of such reports and are prepared in accordance with GAAP throughout the periods covered. Except as provided in the financial information disclosed, TTL has no contingent liabilities, liabilities for taxes (except those expressly disclosed in the 10K), long term commitments and unrealized losses in connection therewith or knowledge of any fact likely to have a material adverse affect on TTL.

         2.8  No Bankruptcy Filing

         Neither TTL nor its subsidiaries is contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of their assets or property and neither TTL nor its subsidiaries have any knowledge that any person is contemplating the filing of any such petition against it.

         2.9  Full and Accurate Disclosure

         There are no additional facts, documents, computer data or other information relating to the Licensed Technology except those contained and described on Exhibit "K". In addition, all statements of fact, including the recitals made by TTL or its subsidiaries are true and correct and no material fact has been omitted that would make the statements or representations made herein false or misleading. There is no material fact presently known to either TTL which has not been disclosed to Stanton and the Other Shareholders which might materially affect Stanton and the Other Shareholder's commercial exploitation of the Licensed Technology.

         2.10  No Plan Assets

         TTL and its subsidiaries are not an "employee benefit plan" as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of TTL or its subsidiaries constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition,
(i) TTL and its subsidiaries are not a "governmental plan" within the meaning of
Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

         2.11  Compliance

         TTL and its subsidiaries are not in default or violation of any order, writ, injunction, decree or demand or any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of TTL and its subsidiaries. There has not been and shall never be committed by TTL and its subsidiaries or, to the best of TTL or its subsidiaries' knowledge after diligent inquiry and investigation, any other person in occupancy of or involved with the operation of use of the Licensed Technologies, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Licensed Technologies or any part thereof or any monies paid in performance of TTL's or its subsidiaries' obligations under the Agreement. TTL and its subsidiaries hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

         2.12  Stock Issuance and Related Transactions

         TTL has issued preferred shares, debentures, other convertible debt only in accordance with the terms of the Agreements annexed hereto as Exhibit "L". In addition, since December 31, 1999, no common stock has been issued or warrants, options or other agreements or promises to issue stock has been granted through the date of closing except as disclosed on Exhibit "M".

         2.13  Not a Foreign Person

         TTL and its subsidiaries are not "foreign persons" within the meaning of Section 1445(f)(3) of the Code.

         2.14  Assessments

         TTL and its subsidiaries do hereby warrant that there are no pending tax, special assessment, state or federal intangibles, tax or excise tax or any other public or private assessment of any kind or nature against any of them or the Licensed Technology unless described in the attached 10K.

         2.15  Liability Insurance

         TTL and its subsidiaries are aware of no claims arising out of the construction or use of any prototypes of products of the Licensed Technologies and further warrant and represent that any liability for personal injury or property damage or for products liability is insured pursuant to those policies of insurance annexed hereto as Exhibit "N".

         2.16  Illegal Activity

         Neither TTL nor its subsidiaries have engaged in any illegal activity, violated any law or rule governing the registration, solicitation or sale of securities, nor have issued any warrant, option, stock certificate, debenture or any other security in violation of applicable law. Further, TTL and its subsidiaries warrant and represent that no proceeds received by them from any source have been misappropriated or used for any illegal activity.

         2.17  License Agreements

         TTL and its subsidiaries warrant that all assignments and license agreements are in full force and effect and there is no default thereunder by any party thereto and no event has occurred, that with the passage of time and the giving of notice, would constitute a default hereunder.

         2.18  Executory Contracts

         Except for the licenses, assignments and royalty agreements previously described herein, TTL and its subsidiaries are parties only to those executory contracts listed in Exhibit "O".

         2.19  No Other Licenses

         Except for the licenses, assignments of patents and royalty agreement in favor of TTL, TTL nor its wholly-owned subsidiaries are aware of any other license, assignment of patent, royalty agreement or other such or similar agreement from the licensor or inventor in favor of any party other than TTL and TTL has no knowledge of any third party infringing or using the Licensed Technology with or without any form of agreement.

         2.20  SEC Compliance

         TTL is in full compliance with all SEC requirements for its operation and to retain its NASD, OTC BB. TTL will remain fully compliant with all SEC requirements.

         2.21  Warranties Constitute Continuing Covenants

         All the warranties made by TTL and its subsidiaries hereunder shall, in addition to being prior and current warranties, shall constitute continuing covenants that will be maintained affirmatively at all times during the terms of this Agreement.

         2.22  Survival of Representations

         TTL and its subsidiaries agree that all representations and warranties set forth in this Section 2 or elsewhere in this Agreement, in any exhibit or in any other document executed in connection with this Agreement shall survive the Closing and the full term of this Agreement. All representations, warranties, covenants and agreements made by either party hereto shall be deemed to have been relied upon by either party notwithstanding any investigation heretofore or hereafter made by either party.

         3.  OCTOFOIL WARRANTIES

         Octofoil, as of the date hereof and as of the closing date, warrants and represents that:

         3.1  Organization

         Octofoil has been duly organized under the laws of the State of Florida and are valid existing and in good standing with requisite power and authority to own its properties and to transact the business in which it is now engaged. Octofoil is duly qualified to do business in each jurisdiction where it is required to be qualified in connection with its properties, businesses and operations. Octofoil possess all rights, licenses, permits and authorizations governmental or otherwise, necessary to entitle it to own or hold real, personal or intangible property and to transact the business in which it is now engaged.

         3.2  Proceedings

         Octofoil has taken all steps necessary to authorize the execution, delivery and performance of this Agreement, all exhibits which constitute agreements and all related documents or instruments. Copies of the resolutions of Octofoil's Board of Directors authorizing this Agreement and all related documents and instruments are annexed hereto as composite Exhibit "P". This Agreement and all related documents or instruments have been duly executed and delivered by or on behalf of Octofoil and constitute legal, valid and binding obligations of Octofoil enforceable against them in accordance with their respective terms.

         3.3  No Conflicts

         The execution, delivery and performance of this Agreement and all related documents will not conflict or result in a breach of any terms or provisions of or constitute default under it, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Octofoil, nor result in any violation of any statute, order, article of incorporation, bylaw, voting trust, Court, governmental, or administrative order or the requirements of any governmental agency or body having jurisdiction over Octofoil.

         3.4  Litigation

         There are no actions, suits or proceedings at law or in equity, before a government tribunal, administrative agency, government agency or otherwise that is now pending or threatened by any person or entity, against Octofoil and to the best of Octofoil's knowledge, after diligent inquiry, there is no basis for any action, suit or proceeding that might affect Octofoil or its properties, except those matters expressly disclosed by name, content and posture on Exhibit "Q" annexed hereto.

         3.5  Agreements

         Octofoil is not party to any agreement or instrument subject to any restriction which is violated by entering into this Agreement or any restriction of any kind or nature that might materially and adversely affect Octofoil or its business, properties, assets, operations or conditions, financial or otherwise. Octofoil is not in default in any material respect in the performance, observation or fulfillment of any obligation, covenant, condition, representation (whether written or oral), of any contract or agreement made in favor of any other party, whether in writing or otherwise, except as disclosed on Exhibit "R", which exhibit shall also describe the terms of cure for any such defaults.

         3.6  Title

         Octofoil holds good, marketable and defeasible title and all rights to its assets. Octofoil has not placed any liens or other encumbrances against its stock or assets except as disclosed in Exhibit "S" nor has made any agreements with any other person or entity for the sale, use, or other disposition of Octofoil's assets.

         3.7  Financial Information

         Octofoil has provided TTL with its financial statements and a balance sheet, profit and loss statement for its last year and through March 31, 2000. Exhibit "S" contains a summary of Octofoil's relevant financial information. TTL acknowledges that it has had full access and the right to review all Octofoil's financial information. All financial information provided and annexed hereto is true, correct and complete in all material respects, accurately represent the financial condition of Octofoil as of the date of such reports and are prepared in accordance with GAAP throughout the periods covered. Except as provided in the financial information disclosed, Octofoil has no contingent liabilities, liabilities for taxes, long term commitments and unrealized losses in connection therewith or knowledge of any fact likely to have a material adverse affect on Octofoil.

         3.8  No Bankruptcy Filing

         Octofoil is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of their assets or property and Octofoil has no knowledge that any person is contemplating the filing of any such petition against it.

         3.9  Full and Accurate Disclosure

         Statements of fact, including the recitals made by Octofoil are true and correct and no material fact has been omitted that would make the statements or representations made herein false or misleading.

         3.10  No Plan Assets

         Octofoil is not an "employee benefit plan" as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Octofoil constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) Octofoil is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

         3.11  Compliance

         Octofoil is not in default or violation of any order, writ, injunction, decree or demand or any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Octofoil.

         3.12  Not a Foreign Person

         Octofoil is not "foreign persons" within the meaning of Section 1445(f)(3) of the Code.

         3.13  Assessments

         Octofoil does hereby warrant that there are no pending tax, special assessment, state or federal intangibles, tax or excise tax or any other public or private assessment of any kind or nature against Octofoil or its property.

         3.14  Illegal Activity

         Octofoil has not engaged in any illegal activity, violated any law or rule governing the registration, solicitation or sale of securities, nor have issued any warrant, option, stock certificate, debenture or any other security in violation of applicable law. Further, Octofoil warrants and represents that no proceeds received by them from any source have been misappropriated or used for any illegal activity. Octofoil has not engaged in any illegal activities, violated any law or rule.

         3.15  Executory Contracts

         Except for the licenses, assignments and royalty agreements previously described herein, Octofoil is a party only to those executory contracts listed in Exhibit "T".

         3.16  Warranties Constitute Continuing Covenants

         All the warranties made by Octofoil hereunder shall, in addition to being prior and current warranties, shall constitute continuing covenants that will be maintained affirmatively at all times during the terms of this Agreement.

         3.17  Survival of Representations

         Octofoil agrees that all representations and warranties set forth in this Section 5 or elsewhere in this Agreement, in any exhibit or in any other document executed in connection with this Agreement shall survive the Closing and the full term of this Agreement. All representations, warranties, covenants and agreements made by either party hereto shall be deemed to have been relied upon by either party notwithstanding any investigation heretofore or hereafter made by either party.

         4.  SAC-1 WARRANTIES

         SAC-1, as of the date hereof and as of the closing date, warrants and represents that:

         4.1  Organization

         SAC-1 has been duly organized under the laws of the State of Florida and are valid existing and in good standing with requisite power and authority to own their properties and to transact the business in which it is now engaged. SAC-1 are duly qualified to do business in each jurisdiction where it is are required to be qualified in connection with its properties, businesses and operations. SAC-1 possess all rights, licenses, permits and authorizations governmental or otherwise, necessary to entitle it to own or hold real, personal or intangible property and to transact the business in which it is now engaged.

         4.2  Proceedings

         SAC-1 has taken all steps necessary to authorize the execution, delivery and performance of this Agreement, all exhibits which constitute agreements and all related documents or instruments. Copies of the resolutions of SAC-1's Board of Directors authorizing this Agreement and all related documents and instruments are annexed hereto as composite Exhibit "U". This Agreement and all related documents or instruments have been duly executed and delivered by or on behalf of SAC-1 and constitutes legal, valid and binding obligations of SAC-1 enforceable against them in accordance with their respective terms.

         4.3  No Conflicts

         The execution, delivery and performance of this Agreement and all related documents will not conflict or result in a breach of any terms or provisions of or constitute default under it, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SAC-1, nor result in any violation of any statute, order, article of incorporation, bylaw, voting trust, Court, governmental, or administrative order or the requirements of any governmental agency or body having jurisdiction over SAC-1. Further, no administrative, Court, government body, regulatory, shareholder or other authorization or consent is required for the execution, delivery and performance of this Agreement by SAC-1.

         4.4  Litigation

         There are no actions, suits or proceedings at law or in equity, before a government tribunal, administrative agency, government agency or otherwise that is now pending or threatened by any person or entity, against SAC-1 and to the best of SAC-1's knowledge, after diligent inquiry, there is no basis for any action, suit or proceeding that might affect SAC-1 or their properties, except those matters expressly disclosed by name, content and posture on Exhibit "V" annexed hereto.

         4.5  Agreements

         SAC-1 is not party to any agreement or instrument subject to any restriction which is violated by entering into this Agreement or any restriction of any kind or nature that might materially and adversely affect SAC-1 or its business, properties, assets, operations or conditions, financial or otherwise. TTL is not in default in any material respect in the performance, observation or fulfillment of any obligation, covenant, condition, representation (whether written or oral), of any contract or agreement made in favor of any other party, whether in writing or otherwise, except as disclosed on Exhibit "W", which exhibit shall also describe the terms of cure for any such defaults.

         4.6  Title

         SAC-1 holds good, marketable and defeasible title and all rights to its property, free and clear of all liens and encumbrances except those disclosed on Exhibit "X".

         4.7  Financial Information

         SAC-1 has provided TTL with its last year's end financial statements and a balance sheet, profit and loss statement from the date of the last year's end to March 31, 2000. A summary of relevant financial information is annexed hereto as Exhibit "Y". The financial information provided by SAC-1 to TTL included all liabilities, contingent liabilities, including accounts payable and SAC-1's schedule for payment of such liabilities. All financial information provided and annexed hereto are true, correct and complete in all material respects, accurately represent the financial condition of SAC-1 as of the date of such reports and are prepared in accordance with GAAP throughout the periods covered. Except as provided in the financial information disclosed, SAC-1 has no contingent liabilities, liabilities for taxes (except those expressly disclosed in the budget), long term commitments and unrealized losses in connection therewith or knowledge of any fact likely to have a material adverse affect on SAC-1.

         4.8  No Bankruptcy Filing

         SAC-1 is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of their assets or property and SAC-1 has no knowledge that any person is contemplating the filing of any such petition against it.

         4.9  Full and Accurate Disclosure

         There are no additional facts, documents, computer data or other information relating to the Licensed Technology except those contained and described on Exhibit "Z". In addition, all statements of fact, including the recitals made by SAC-1 are true and correct and no material fact has been omitted that would make the statements or representations made herein false or misleading.

         4.10  No Plan Assets

         SAC-1 is not an "employee benefit plan" as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of SAC-1 constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) SAC-1 is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

         4.11  Compliance

         SAC-1 is not in default or violation of any order, writ, injunction, decree or demand or any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of SAC-1.

         4.12  Not a Foreign Person

         SAC-1 is not "foreign persons" within the meaning of Section 1445(f)(3) of the Code.

         4.13  Assessments

         SAC-1 does hereby warrant that there are no pending tax, special assessment, state or federal intangibles, tax or excise tax or any other public or private assessment of any kind or nature against any of them or the Licensed Technology.

         4.14  No Change in Facts or Circumstances

         All information submitted by SAC-1 to Stanton and the Other Shareholders and all statements of fact of any kind or nature made in connection with this transaction that are material to Stanton and the Other Shareholders or its owners are set forth on Exhibit "AA" hereto. Except for these representations, and the financial and technical information provided, which is previously discussed herein, SAC-1 warrant that no change has occurred that would materially affect the accuracy and completeness of the representations made and that no event or passage of time has caused these representations to become inaccurate or misleading.

         4.15  Illegal Activity

         SAC-1 has not engaged in any illegal activity, violated any law or rule governing the registration, solicitation or sale of securities, nor have issued any warrant, option, stock certificate, debenture or any other security in violation of applicable law. Further, SAC-1 warrants and represents that no proceeds received by them from any source have been misappropriated or used for any illegal activity. Stanton and the Other Shareholders have not engaged in any illegal activities, violated any law or rule. SAC-1 has not engaged in any illegal activities, violated any law or rule.

         4.16  Executory Contracts

         Except for the licenses, assignments and royalty agreements previously described herein, SAC-1 are parties only to those executory contracts listed in Exhibit "BB".

         4.17  Warranties Constitute Continuing Covenants

         All the warranties made by SAC-1 hereunder shall, in addition to being prior and current warranties, shall constitute continuing covenants that will be maintained affirmatively at all times during the terms of this Agreement.

         4.18  Survival of Representations

         SAC-1 agree that all representations and warranties set forth in this
Section 5 or elsewhere in this Agreement, in any exhibit or in any other document executed in connection with this Agreement shall survive the Closing and the full term of this Agreement. All representations, warranties, covenants and agreements made by either party hereto shall be deemed to have been relied upon by either party notwithstanding any investigation heretofore or hereafter made by either party.

         5.  STANTON'S AND OTHER SHAREHOLDERS' WARRANTIES

         5.1 Ownership of Shares

         Stanton and the Other Shareholders hereby warrant that they are the sole owners of the Octofoil and SAC-1 shares exchanged hereunder and that such shares have been transferred free and clear of all liens, claims and interests of any persons or entities.

         5.2 Potential Claims

         Stanton and the Other Shareholders represent that there are no pending or threatened actions that could give rise to a claim, lien or encumbrance on the stock transferred and exchanged herein.

         6.  PUBLIC DISCLOSURE OF TRANSACTIONS

         6.1 This Agreement

         The parties shall only disclose this Agreement and its specific terms and conditions to the extent required by applicable law. The parties shall make a joint press release immediately after the closing of this transaction, but has not disclosed this transaction except to employees and attorneys and accountants to the parties necessary to effectuate the agreement.

         6.2 Future Agreements

         Future agreements between the parties shall only be disclosed as necessary under applicable law.

         7.  NATURE OF THE RELATIONSHIP

         7.1 Contractual Relationship

         The parties acknowledge that their only relationship is a contractual relationship and that the parties do not owe any fiduciary or other duty to one another except for the duties imposed by this contract.

         7.2 No Agency, Joint Venture or other Relationship

         The parties acknowledge that they will not hold themselves out as an agent, partner or co-venturer of the other and that this Agreement is not intended and does not create an agency, partnership, joint venture or any other type of relationship except the license and contract relationships established hereby.

         7.3 No Undisclosed Dealings

         The parties acknowledge that they have not been induced to execute this Agreement by promises of compensation, in cash or kind, from the other and that there are no side agreements, side dealings or undisclosed dealings between the parties affecting or relating to this Agreement except as contained herein.

         8.  DEFAULTS AND REMEDIES

         The parties agree that the breach of any warranties, terms or conditions hereof may be enforced by the other in accordance with applicable law and the remedies provided herein. However, the parties agree that no claim may be brought on any warranty or representation or other breach hereunder if not brought within twelve (12) months from the date hereof.

         9.  DISPUTE RESOLUTION

         9.1 Arbitration

         The parties have selected as their sole means for resolving matters of interpretation, construction of this Agreement or the existence of a default or damages or remedies hereunder by binding arbitration pursuant to the rules of the American Arbitration Association.

         9.2 Arbitration Notice

         In the event a party determines that there is a valid dispute, matter for interpretation, issue of construction, default or such other similar need for third party intervention and determination of the parties' rights under this Agreement, the parties seeking such determination shall give an arbitration notice stating that it intends to initiate an arbitration proceeding in thirty days if the matters set forth with specificity in the arbitration notice are not resolved in thirty days. This shall not prevent either party from, within the thirty days, sending out appropriate default or termination notices or such other notices as may be appropriate under this Agreement.

         9.3 Location of Arbitration

         The arbitration under this Agreement shall be held in Clearwater, Florida.

         9.4 Makeup of Panel

         The arbitration panel shall consist of a professional commercial arbitrator, a CPA with background and credentials in technology and technology-related companies and a arbitrator with credentials as a Chief Operating Officer of a research and development company.

         9.5 Binding Decision

         The arbitration intended by this Agreement is binding arbitration and may be confirmed by a court of competent jurisdiction but does not require any further judicial action and shall be deemed non-appealable.

         9.6 Injunction

         The requirement of binding arbitration shall not preclude either parties' ability to obtain temporary injunctive relief in a court of competent jurisdiction to protect or preserve rights hereunder and such injunctive relief shall be considered ancillary to the arbitration proceedings.

         10.  RESIGNATIONS AND APPOINTMENTS

         10.1 Contemporaneous with the execution of this Agreement, the existing Board of TTL shall resign and a new Board of at least 5 directors shall be designated. The following persons are hereby appointed to the new Board to serve until the next date set for elections under the applicable by-laws:

                  John Stanton
                  Philip M. Rappa

         10.2 The resignations of the existing Board are annexed hereto as Exhibit "DD".

         10.3 The new and reconstituted Board shall immediately elect John Stanton, CEO, Leon

Toups, Executive Vice President in charge of Research and Development, Philip M. Rappa as Chief Operating Officer, a new public company qualified CFO to serve in the positions and at the will of the new and reconstituted Board.

         10.4 The reconstituted Board shall consider and approve appropriate indemnification agreements for former Board members or officers who have guaranteed any obligations of the company.

         11.  MISCELLANEOUS

         11.1 Waivers.

         No waiver of any default shall be implied from any delay or omission by the parties to take action on account of such default, and no express waiver shall affect any default other than the default specified in the waiver and it shall be operative only for the time and to the extent therein stated.

         11.2  Benefit.

         This Agreement is made and entered into for the sole protection and benefit of TTL, its subsidiaries and Stanton and the Other Shareholders, their successors and assigns, and no other person or persons have any right to action hereon or rights as a third party beneficiary as a result of the execution of this Agreement.

         11.3  Assignment.

         The terms hereof shall be binding upon and inure to the benefit of the heirs, successors, assigns, and personal representatives of the parties hereto.

         11.4  Amendments.

         This Agreement shall not be amended except by a written instrument signed by all parties hereto.

         11.5.  Terms.

         Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

This Agreement is the product of intensive negotiations between the parties, and as such the identity of the drafter shall not be relevant in construction of this Agreement.

         11.6  Governing Law and Jurisdiction.

         This Agreement and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of Florida. The parties hereby submit to the jurisdiction of the state and federal courts located in Pinellas County, Florida.

         11.7.  Savings Clause.

         Invalidation of any one or more of the provisions of this Agreement shall in no way effect any of the other provisions hereof, which shall remain in full force and effect.

         11.8.  Execution in Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         11.9  Captions.

          The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision hereof.

         11.10  Time is of the Essence.

          The term of this shall be the term of the licenses to the Licensed Technology granted hereunder and any extensions thereof. Time is of the essence as to this Agreement.

         11.11  Entire Understanding.

         This Agreement constitutes the entire understanding between the parties, and all prior or contemporaneous oral agreements, understandings, representations and statements are merged into this Agreement.

         11.12    Notices.

         Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by certified mail or by reputable overnight courier service, e.g. Federal Express, which shall be addressed as follows:

                  John Stanton
                  Post Office Box 24567
                  Tampa, FL 33623

                  Mike Carey, Esquire
                  712 S. Oregon Street
                  Tampa, FL 33606

                  TTL
                  c/o Leon Toups
                  7887 Bryan Dairy Road
                  Suite 105
                  Largo, FL 33777

                  Domenic L. Massari, III,
                  601 S. Fremont Avenue
                  Tampa, FL 33606


         11.13  Survival.

         The representations and warranties and provisions of this Agreement shall survive any closing hereunder.

         11.14    Attorneys' Fees.

         In the event that any party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys' fees and costs from the other party, which in the event of litigation shall include fees and costs incurred at trial, on appeal, and incident to any bankruptcy proceeding.

         11.15  WAIVER OF JURY TRIAL.

         BY ACCEPTANCE HEREOF, THE PARTIES AGREE THAT NONE OF THEM SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDINGS, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY INSTRUMENT EVIDENCING OR RELATING TO THIS AGREEMENT. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.

         11.16 Closing

         The Closing shall take place on May 15, 2000 at 1:00 P.M. at the offices of Massari Law Group. All funds, documents and exhibits called for herein shall be delivered at or prior to Closing.

         IN WITNESS WHEREOF, TTL, John Stanton, individually and as agent have executed this Acquisition and Stock Exchange Agreement as of the above written date.

WITNESSES                                   TOUPS TECHNOLOGY LICENSING, INC.

/s/ Mark Clancy
---------------------                       By: /s/ Leon Toups
                                                --------------------------------
Mark Clancy                                     Leon Toups, President
---------------------
Printed Name

---------------------

/s/ Domenic Massari
---------------------

Domenic Massari
---------------------
Printed Name

/s/ Mark Clancy                             /s/ John Stanton
----------------------                      ------------------------------------
                                            John Stanton, individually, and
Mark Clancy                                    as an agent for
----------------------
Printed Name

/s/ Domenic Massari
----------------------

Domenic Massari
----------------------
Printed Name



                               JOINDER AND CONSENT

         The following persons or entity do hereby join in and consent to the Agreement and all terms thereof:

Octofoil

By:  /s/ John Stanton                             /s/ Joel Perlman
     -------------------------                    ------------------------------
         President                                Joel Perlman, Trustee for the
                                                  Michigan Trust
SAC-1

By:  /s/ John Stanton                             /s/ Ralph Hughes
     -------------------------                    ------------------------------
         President                                Ralph Hughes

                                                 /s/ Frank Redmond
                                                 -------------------------------
                                                 Frank Redmond

                                                 /s/ William J. Kardash
                                                 -------------------------------
                                                 William J. Kardash

                                                 /s/ Walter Holmich
                                                 -------------------------------
                                                 Walter Holmich